Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-239073 on Form S-3 of iStar Inc. and Registration Statement No. 333-259173 on Form S-8 of iStar Inc., of our report dated February 15, 2022, relating to the financial statements of Safehold Inc.  incorporated by reference in this Amendment No. 1 to the Annual Report on Form 10-K of iStar Inc. for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

New York, New York

August 19, 2022